                                                                    EXHIBIT 99.1
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                     INTERNATIONAL TECHNOLOGY CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                  TO BE HELD ON THURSDAY, JUNE 11, 1998
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                     INTERNATIONAL TECHNOLOGY CORPORATION

  The undersigned constitutes and appoints ANTHONY J. DELUCA and JAMES G. KIRK, and each of them, attorneys-in-fact and proxies of the undersigned, to represent the undersigned and to vote all shares of capital stock of International Technology Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at 11:00 a.m. Eastern time, on Thursday, June 11, 1998, at the Company's headquarters, located at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146, and at any and all adjournments or postponements thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY CARD. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND
3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INTERNATIONAL TECHNOLOGY CORPORATION.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE
                               ENCLOSED ENVELOPE
                              (See reverse side)
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                                                                Please mark
                                                                your votes
                                                          [X]    as shown

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. ISSUANCE OF COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 15, 1998, AMONG OHM CORPORATION, INTERNATIONAL TECHNOLOGY CORPORATION AND IT-OHIO, INC.

             FOR [_]        AGAINST [_]     ABSTAIN [_]

2. AMENDMENTS TO 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES ISSUABLE THEREUNDER AND TO CHANGE THE DATE OF CERTAIN ANNUAL AUTOMATIC ADJUSTMENTS TO THE AUTHORIZED NUMBER OF SHARES ISSUABLE THEREUNDER.

             FOR [_]        AGAINST [_]     ABSTAIN [_]

3. AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS.

             FOR [_]        AGAINST [_]     ABSTAIN [_]

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

4. IN THE DISCRETION OF THE PROXYHOLDERS WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER MATTERS THAT WILL BE PRESENTED AT THE SPECIAL MEETING.

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE.

Signature(s): _________________________________________________________________

Date: _________________________________________________________________________

Signature(s): _________________________________________________________________

Date: _________________________________________________________________________

NOTE: Please sign exactly as your name(s) appears on your stock certificate(s). If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed by a duly authorized officer of the partnership. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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